August 20, 2004


[State Street Research Letterhead]
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Dear Sir or Madam,

      On behalf of State Street Research Equity Trust, I am enclosing Form SE and the related exhibits to be incorporated by reference in the direct transmission of Form N-SAR for the year ended June 30, 2004.

                                        Sincerely,

                                        /s/ Ann Collopy-Drew
                                        ----------------------------------------
                                            Ann Collopy-Drew

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          FORM SE Dated August 20, 2004

              N-SAR                 Year ended 06/30/04          811-4624
-------------------------------- ------------------------- ---------------------
Report, Schedule or Statement of      Period of Report     SEC File No. of Form,
 Which the Documents Are a Part       (If Appropriate)     Schedule or Statement

      State Street Research Equity Trust                          790941
--------------------------------------------------         ---------------------
(Exact Name of Registrant As Specified in Charter)         Registrant CIK Number


--------------------------------------------------------------------------------
                    Name of Person Other than the Registrant
                     Filing the Form, Schedule or Statement

             The undersigned hereby files the following documents:

Attach an exhibit index and the exhibits not filed electronically as required by
    Item 601 of Regulation S-K, the applicable Form, Schedule or Statement.

                   SIGNATURES: Complete A or B, as Appropriate
                       See General Instructions to Form SE

A. Filing Made On Behalf Of The Registrant: The Registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 20th day of August, 2004.

                      State Street Research Equity Trust
                  ---------------------------------------------
                              (Name of Registrant)


               By: /s/ Edward T. Gallivan, Jr.
                   ------------------------------------------
                                   (Signature)


                   Edward T. Gallivan, Jr.
                   ------------------------------------------
                                  (Print Name)


                   Assistant Treasurer
                   ------------------------------------------
                                     (Title)


B. Filings Made By Persons Other Than The Registrant: After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                       State Street Research Equity Trust
                       ----------------------------------
                              (Name of Registrant)

                                    Form SE

                          Exhibit Index for Form N-SAR

Item 77B. Accountant's Report on internal control

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of State Street Research Large-Cap Value Fund, State Street Research Mid-Cap Value Fund, and State Street Research Global Resources Fund:

In planning and performing our audits of the financial statements of State Street Research Large-Cap Value Fund, State Street Research Mid-Cap Value Fund, and State Street Research Global Resources Fund, a series of State Street Research Income Trust, (the "Funds") for the year ended June 30, 2004 (on which we have issued our report dated August 9, 2004), we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of internal control to future periods are subject to the risk that the internal control may become inadequate because of changes in conditions or that the degree of compliance with policies or procedures may deteriorate.

Our consideration of the Funds' internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards of the Public Company Accounting Oversight Board (United States). A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements due to error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Funds' internal control and their operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of June 30, 2004.

This report is intended solely for the information and use of management, the Trustees and Shareholders of State Street Research Large-Cap Value Fund, State Street Research Mid-Cap Value Fund, and State Street Research Global Resources Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



August 9, 2004